Exhibit 99.1

AquaBounty Technologies Announces Expansion of Strategic Alternatives Review to Include Power Infrastructure Development Opportunities

HARVARD, Mass., August 6, 2026 – AquaBounty Technologies, Inc. (NASDAQ: AQB) (“AquaBounty,” “we,” “our” or the “Company”) today announced that it is expanding its ongoing strategic review process for its Pioneer, Ohio property to include opportunities related to power infrastructure and energy development.

The Company has previously been engaged in efforts to monetize the Pioneer property through discussions with parties in the aquaculture industry. While those discussions remain ongoing, evolving market conditions have led the Company to broaden its evaluation of strategic alternatives to maximize shareholder value.

The Pioneer campus possesses a unique combination of infrastructure assets that management believes may be attractive to participants in the rapidly expanding power generation and digital infrastructure sectors. The property includes access to an existing electrical substation with approximately 50 megawatts of available capacity, competitively priced electricity, and a permit to withdraw 5.25 million gpd of groundwater from a high-capacity underground aquifer. These characteristics position the site as a potentially valuable location for power generation, energy-intensive industrial applications, data center infrastructure, and other strategic development opportunities.

"The demand for reliable power infrastructure has accelerated dramatically in recent years, driven in large part by the rapid growth of artificial intelligence and high-performance computing," stated David Frank, Interim Chief Executive Officer of AquaBounty. "As we evaluate the highest and best use of the Pioneer assets, we believe it is prudent to expand our strategic review beyond traditional aquaculture opportunities to include parties seeking sites with robust utility infrastructure and abundant water resources."

As part of this expanded review, the Company intends to engage with developers, utilities, independent power producers, infrastructure investors, and other strategic partners regarding a range of potential transactions. These may include an outright sale of the property, joint development arrangements, long-term leasing opportunities, or other structures that could realize the value of the site's infrastructure assets. The Company will also evaluate opportunities to participate more directly in infrastructure or energy development where doing so could enhance long-term shareholder value.

Though AquaBounty is attempting to broaden its opportunities, there can be no assurance that the strategic review process will result in any transaction or that any transaction, if pursued, will be completed on specific terms or within any particular timeframe. The Company does not intend to provide updates regarding the process unless and until its Board of Directors determines that further disclosure is appropriate or required.

About AquaBounty

AquaBounty Technologies, Inc. (NASDAQ: AQB) has historically focused on enhancing productivity and sustainability in aquaculture through innovative technologies. For additional information on AquaBounty, please visit www.aquabounty.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the Company's strategic review process, the potential value of the Pioneer facility, possible transactions, future development opportunities, and the Company's ability to enhance shareholder value. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Factors that may cause actual results to differ include, among others, the Company's ability to identify and negotiate acceptable transactions, market conditions, regulatory approvals, financing availability, and other risks described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements except as required by law.

Company & Investor Contact:
AquaBounty Technologies

investors@aquabounty.com

Media Contact:
Vince McMorrow
Fahlgren Mortine
(614) 906-1671
vince.mcmorrow@Fahlgren.com